EXHIBIT 99.1

Medical Action Industries Reports Third Quarter Fiscal 2013 Results

BRENTWOOD, N.Y., Feb. 11, 2013 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (Nasdaq:MDCI), a leading supplier of medical and surgical disposable products, today reported financial results for the third quarter ended December 31, 2012, including quarterly net sales of $109.4 million and gross profit of $19.1 million (the highest in Company history) or 17.5% of net sales. The Company generated non-GAAP net income (before a goodwill impairment charge and certain professional fees) of $1.6 million(1)or $0.10(1) per diluted share and EBITDA, as adjusted, of $6.1 million(2). These gross profit, non-GAAP net income and EBITDA, as adjusted results represent significant increases versus the comparable non-GAAP results for the same period of fiscal 2012. On a GAAP basis, the Company reported a net loss of $55.5 million or $3.39 per diluted share, principally related to the impairment of goodwill of $56.8 million, net of income tax benefit, determined in connection with the Company's annual goodwill impairment test as of December 31, 2012.

For the nine months ended December 31, 2012, the Company reported net sales of $333.7 million, gross profit of $53.5 million or 16.0% of net sales, non-GAAP net income of $2.0 million(1) or $0.12(1) per diluted share and EBITDA, as adjusted, of $14.1 million(2), all of which exceeded the comparable non-GAAP results for the first nine months of fiscal 2012. On a GAAP basis, the Company reported a net loss of $55.6 million or $3.39 per diluted share. Additionally, since March 31, 2012, the Company has reduced the balance outstanding under its debt facilities by $21.3 million.

Paul D. Meringolo, Chief Executive Officer and President said, "We have made significant improvements in our gross profit culminating with the $19.1 million reported during the third quarter, which is the highest quarterly amount in the Company's thirty-six year history. This improvement in gross profit is the result of management's cost savings initiatives, elimination of unprofitable sales, as well as a reduction in raw material costs. Since June 2012, when the Company was realigned into strategic business units, management's focus on targeted markets has improved considerably and the action plans centered on improving profit and containing costs have yielded the year over year and sequential gross profit improvements we are reporting today. We have been able to make these impressive strides by improving upon our internal operations and management effectiveness without compromising our focus on delivering exceptional service and value to our customers. We still have challenges and opportunities ahead of us and I am extremely pleased at the success we have had in the last several months as we have refocused the Company. Finally, I am excited about the opportunity to work with our interim Chief Operating Officer, Paul Chapman, on continuing to drive improvements in profit and cost containment."

Quarter Results

Net sales for the third quarter were $109.4 million, down $3.6 million or 3.2% from net sales of $113.0 million for the third quarter of last year. This modest decrease results in part from management's efforts to focus on profitable business and to decrease or eliminate unprofitable or non-core sales. The reported gross profit of $19.1 million, or 17.5% of net sales, represents a record result for the Company while the gross margin percentage is the highest in two years. By comparison, gross profit in the prior year period amounted to $17.1 million or 15.2% of net sales. This improvement in gross profit is the result of management's cost savings initiatives, elimination of unprofitable sales, as well as a reduction in raw material costs.

On a GAAP basis, the Company reported a net loss of $55.5 million or $3.39 per diluted share, compared to reported net income of $1.8 million or $0.11 per diluted share for the same period of fiscal 2012. The results for the third quarter were impacted by a non-recurring, non-cash goodwill impairment charge of $78.6 million and $0.5 million of professional fees related to our renegotiated credit agreement. The after-tax impact of the goodwill impairment charge was $56.8 million and $0.3 million for the professional fees. The goodwill impairment was determined as part of the Company's regular annual impairment test and had no effect on the Company's cash position. The results for the same period of fiscal 2012 benefitted from a bonus accrual reversal of $1.8 million, net of applicable taxes, related to a reduction in the Company's bonus accrual which was precipitated by the failure to meet certain operational performance objectives.

On a non-GAAP basis, the Company generated non-GAAP net income (before a goodwill impairment charge and certain professional fees) of $1.6 million(1)or $0.10(1) per diluted share for the third quarter compared to a non-GAAP net income (before bonus accrual reversal) of less than $0.1 million(1) or $0.00(1) per diluted share for the same period of fiscal 2012. EBITDA, as adjusted, for the third quarter was $6.1 million(2) compared to $3.8 million(2) for the same period of fiscal 2012.

Year-to-Date Results

Net sales for the nine months ended December 31, 2012 were $333.7 million, an increase of $4.6 million or 1.4% from net sales of $329.1 million for the first nine months of fiscal 2012. Our gross profit of $53.5 million or 16.0% of net sales has improved compared to the gross profit of $50.8 million or 15.4% for the first nine months of fiscal 2012. This improvement in gross profit is the result of management's cost savings initiatives, elimination of unprofitable sales, as well as a reduction in raw material costs.

On a GAAP basis, the Company reported a net loss of $55.6 million or $3.39 per diluted share, compared to reported net income of $2.6 million or $0.16 per diluted share for the same period of fiscal 2012. The results for the nine months ended December 31, 2012 were impacted by the previously described goodwill impairment charge of $78.6 million ($56.8 million after income tax benefit) and $1.1 million of professional fees ($0.7 million after income tax benefit) related to our renegotiated credit agreement. The results for the same period of fiscal 2012 benefitted from the aforementioned bonus accrual reduction of $1.8 million, net of applicable taxes, and an extraordinary gain of $0.4 million, net of applicable taxes, resulting from an insurance settlement associated with damaged inventories.

On a non-GAAP basis, the Company generated non-GAAP net income (before a goodwill impairment charge and certain professional fees) of $2.0 million(1)or $0.12(1) per diluted share for the nine months ended December 31, 2012 compared to non-GAAP net income (before bonus accrual reversal and extraordinary gain) of $0.4 million(1) or $0.03(1) per diluted share for the first nine months of fiscal 2012.  EBITDA, as adjusted, for the nine months ended December 31, 2012 was $14.1 million(2) compared to $12.2 million(2) for the first nine months of fiscal 2012.

Liquidity and Capital Resources

The balance of cash and cash equivalents was $0.2 million at December 31, 2012, down $5.2 million from March 31, 2012. For the nine months ended December 31, 2012, the Company reported cash generated by operating activities of $17.5 million compared to cash generated by operating activities of $3.6 million for the first nine months of fiscal 2012. The Company manages cash and cash equivalent balances to minimize the amounts outstanding under its revolving credit facility in an effort to reduce borrowing costs. As of December 31, 2012, the Company had $10.7 million available for additional borrowing under its revolving credit facility.

The Company's outstanding debt on its credit facility was $54.4 million at December 31, 2012, down $21.3 million from March 31, 2012. The credit facility consists of; (i) a term loan with $49.0 million outstanding at December 31, 2012 and (ii) a revolving credit facility with $5.3 million outstanding at December 31, 2012. As of December 31, 2012, the Company is in compliance with all covenants and financial ratios applicable under our credit facility. Furthermore, we believe that the anticipated future cash flow from operations, coupled with our cash on hand and available funds under our revolving credit facility will be sufficient to meet working capital requirements.

Investors Conference Call

Medical Action invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on February 11, 2013. You may listen to the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #97614083. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 1:00 p.m. (ET) on February 11, 2013.

About Medical Action Industries Inc.

Medical Action Industries Inc. (Nasdaq:MDCI), is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell Microcap® Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to us as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with our suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, our inability to successfully manage growth through acquisitions, our failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of our products, market price of our Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in our press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	December 31,	March 31,
	2012	2012
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$ 0.2	$ 5.4
Accounts receivable, less allowance for doubtful accounts of $0.8 at December 31, 2012 and $0.8 at March 31, 2012	28.7	30.8
Inventories, net	54.4	53.8
Prepaid expenses	2.1	1.8
Deferred income taxes	3.4	3.1
Prepaid income taxes	0.5	1.3
Other current assets	2.0	1.9
Total current assets	91.2	98.2

Property, plant and equipment, net of accumulated depreciation of $36.9 million at December 31, 2012 and $35.3 million at March 31, 2012	46.5	49.1
Goodwill	29.2	107.8
Other intangible assets, net	37.2	39.2
Other assets, net	2.4	2.9
Total assets	$ 206.6	$ 297.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 14.4	$ 11.3
Accrued expenses	22.5	18.1
Current portion of capital lease obligation	0.2	0.1
Current portion of long-term debt	7.3	8.0
Total current liabilities	44.4	37.6

Deferred income taxes	7.7	29.5
Capital lease obligation, less current portion	13.5	13.7
Long-term debt, less current portion	47.1	67.7
Total liabilities	112.6	148.3

Stockholders' equity:
Common stock 40.0 shares authorized, $.001 par value; issued and outstanding 16.4 shares at December 31, 2012 and March 31, 2012	0.0	0.0
Additional paid-in capital	35.3	34.5
Accumulated other comprehensive loss	(0.7)	(0.7)
Retained earnings	59.5	115.0
Total stockholders' equity	94.0	148.8
Total liabilities and stockholders' equity	$ 206.6	$ 297.1

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net sales	$ 109.4	$ 113.0	$ 333.7	$ 329.1
Cost of sales	90.3	95.8	280.2	278.3
Gross profit	19.1	17.1	53.5	50.8

Selling, general and administrative expenses	15.9	13.3	48.0	44.1
Goodwill impairment charge	78.6	--	78.6	--
Operating income (loss)	(75.4)	3.8	(73.1)	6.7

Interest expense, net	1.1	1.2	3.6	3.4

Income (loss) before income taxes and extraordinary item	(76.6)	2.6	(76.7)	3.3
Income tax expense (benefit)	(21.1)	0.8	(21.1)	1.1
Extraordinary gain, net of tax expense	--	--	--	0.4

Net income (loss)	$ (55.5)	$ 1.8	$ (55.6)	$ 2.6

Per share basis:
Basic
Income (loss) before extraordinary item	$ (3.39)	$ 0.11	$ (3.39)	$ 0.13
Extraordinary gain, net of tax expense	--	--	--	0.03
Net income (loss)	$ (3.39)	$ 0.11	$ (3.39)	$ 0.16
Weighted-average common shares outstanding (basic)	16.4	16.4	16.4	16.4

Diluted
Income (loss) before extraordinary item	$ (3.39)	$ 0.11	$ (3.39)	$ 0.13
Extraordinary gain, net of tax expense	--	--	--	0.03
Net income (loss)	$ (3.39)	$ 0.11	$ (3.39)	$ 0.16
Weighted-average common shares outstanding (diluted)	16.4	16.4	16.4	16.4

Footnotes

The press release includes the use of non-GAAP financial measures that are not prepared in accordance with U.S. generally accepted accounting principles and that exclude the effects of a goodwill impairment charge recognized during the three months ended December 31, 2012 and professional fees related to our renegotiated credit agreement incurred during the three and nine months ended December 31, 2012 as well as a bonus accrual reversal and extraordinary gain reported during the comparable prior periods of fiscal 2012. These non-GAAP financial measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been used in this press release because management believes they are useful to investors by providing greater transparency to Medical Action's operating performance.

(1)   Reconciliation of net income (loss) to non-GAAP net income and non-GAAP earnings per share

(dollars in millions, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net income (loss)	$ (55.5)	$ 1.8	$ (55.6)	$ 2.6

Adjustments, net of applicable taxes;
Goodwill impairment charge	56.8	--	56.8	--
Professional fees associated with credit agreement	0.3	--	0.7	--
Bonus accrual reversal	--	(1.8)	--	(1.8)
Extraordinary gain	--	--	--	(0.4)
Non-GAAP net income	$ 1.6	$ 0.0	$ 2.0	$ 0.4

Non-GAAP diluted income per common share	$ 0.10	$ 0.00	$ 0.12	$ 0.03

Weighted average number of common shares outstanding - diluted	16.4	16.4	16.4	16.4

(2)   Reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted

(dollars in millions)	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net income (loss)	$ (55.5)	$ 1.8	$ (55.6)	$ 2.6
Interest expense	1.1	1.2	3.6	3.4
Income tax expense (benefit)	(21.1)	0.8	(21.1)	1.3
Depreciation	1.2	1.4	3.8	4.4
Amortization	0.9	1.1	2.9	3.3
EBITDA	$ (73.2)	$ 6.3	$ (66.4)	$ 15.1

Stock-based compensation	$ 0.3	$ 0.1	$ 0.8	$ 0.5
Bonus accrual reversal	--	(2.6)	--	(2.6)
Extraordinary gain	--	--	--	(0.4)
Goodwill impairment charge	78.6	--	78.6	--
Professional fees related to credit agreement	0.5	--	1.1	--
EBITDA, as adjusted	$ 6.1	$ 3.8	$ 14.1	$ 12.5

EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for a goodwill impairment charge recognized during the three months ended December 31, 2012, professional fees related to our renegotiated credit agreement recognized during the three and nine months ended December 31, 2012, a bonus accrual reversal and extraordinary gain recognized during the three and nine months ended December 31, 2011 and stock-based compensation.  Stock-based compensation represents compensation expenses associated with stock options and restricted stock.

Management believes EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentations of EBITDA and EBITDA, as adjusted, are non-GAAP financial measures commonly used by financial analysts and our lenders to measure operating performance.  While management considers EBITDA and EBITDA, as adjusted, to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.  EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements.  Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

CONTACT: John Sheffield
         Executive Vice President and Chief Financial Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600